Exhibit 10.50

DIRECT CAPITAL GROUP INC

ASSIGNMENT OF DEBT AGREEMENT

THIS ASSIGNMENT OF DEBT AGREEMENT DATED April 12, 2016

BY AND AMONG:

Rockwell Capital Partners, Inc. (the “ASSIGNEE”). 919 North Market Street - #1401 – Wellington, Deleware 19801

Direct Capital Group Inc., (the “ASSIGNOR”). 1155 Camino Del Mar, Del Mar, CA, 92014

AND:

Grid Petroleum Corp, a corporation organized under the laws of Nevada, with an office located at: 999 18th Street Denver CO 80202 (the “DEBTOR”).

WHEREAS:

A.          The Assignor is currently the beneficial owner of $330,035.00 of debt and $57,000.00 interest of the Debtor (the “Debt”), evidenced by a note held by Assignor (the “Note”), a copy of which is attached hereto as Exhibit A.

B.          The Assignor wishes to sell, grant, assign, and transfer $15,000.00 of the Debt (the “Assigned Debt”) to Assignee, and Assignee wishes to purchase the Assigned Debt upon the terms and conditions set forth in this agreement (the “Agreement”).

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations and warranties hereinafter contained, the parties to this agreement (the “Parties”), intending to be legally bound, agree as follows:

1.          Sale and Transfer of the Assigned Debt. Upon the execution of this Agreement (the “Closing”) and subject to the terms and conditions of this Agreement, the Assignor shall sell, grant, assign, convey and deliver to the Assignee, and the Assignee shall purchase and accept from the Assignor, the Assigned Debt, including all right and obligations thereunder, for the purchase price specified in Section 2 below. The Assigned Debt shall be subject to the terms of the Note, except such terms that are amended by this Agreement. Payment for the debt shall be received by the assignor from the assignee by wire transfer of immediately available funds in an amount as set forth in this agreement, upon assignee’s confirmation of the clearance of the converted shares in DTC.

2.             Purchase Price. In exchange for the Debt, the Assignee shall pay $35,000.00 cash to the Assignor by wire transfer.

3.             Delivery of Note. At the Closing, the Assignor shall deliver to the Assignee one or more notes representing the Assigned Debt.

1

4.             Representations, Warranties And Covenants Of The Assignor

4.1          The Assignor represents, warrants and covenants to the Assignee that:

(a)          Authority. The Assignor has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Assignor and constitutes a valid and binding obligation of the Assignor enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Assignor does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Sellers are a party or by which the Sellers may be bound or affected.

(b)          Title. The Assignor has good and marketable title to the Convertible Debt free and clear of all liens and encumbrances, and has the ability to freely transfer the Assigned Debt.

(c)          Non-Affiliate Status. The Assignor is not now nor has ever been an affiliate of the Company or its predecessor(s); as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

(d)          Duly Endorsed. Assignor hereby represents and warrants to the Assignee that certificates representing the Assigned Debt will be duly endorsed upon their transfer to the Assignee.

(e)          No Prepayment. The Assigned Debt has not been prepaid in full or in part, and the full amount of the Assigned Debt is due and owing by the Debtor to the Assignor. The Debtor has been given notice of this Assignment by the Assignor.

4.2          The representations, warranties and covenants contained in Section 4.1 are provided for the exclusive benefit of the Assignee and a breach of any one or more thereof may be waived by the Assignee in whole or in part at any time without prejudice to its rights in respect to any other breach of the same or any other representation or warranty or covenant. Any representations, warranties and covenants contained in Article 4 will survive the signing of this Agreement.

5.          Right to Convert Debt. The Debtor and the Assignee agree that at the Assignee’s option, the Acquired Debt, or any portion thereof, may be converted into shares of common stock of the Debtor (the “Shares”) in the amount of $40,000.00 at the share price of 50% discount to market of the lowest closing price on any day with a 15 day look back. Any Shares acquired by Assignee through the conversion of the Acquired Debt may only be resold by Assignee in compliance with the Securities Act of 1933, pursuant to a registration statement or an exemption from registration under the Securities Act of 1933. At no time will assignee convert any amount of the acquired debt into common stock that would result in the assignee owning more than 9.99% of the debtor’s common stock outstanding.

2

6.          Consent of Debtor.

6.1          The Debtor agrees and consents to the assignment of the Acquired Debtor to the Assignee by the Assignor, and the possible conversion, at the Assignee’s option, of the Acquired Debt or portion thereof.

6.2          The Debtor represents, warrants and covenants to the Assignee that:

(a)          The full amount of the Debt is due and owing at the time of this Agreement, and

(b)          The Debt has not been prepaid in full or in part.

6.3          The Debtor agrees and acknowledges and that the Assignee is entitled to make demand for payment or conversion pursuant to the terms of the Note and this Agreement at any time for full or partial payment of the full amount of the Acquired Debt.

7.             Authorizations. Each of the Parties represent and warrant that each has the proper authorization and power to enter into this agreement and effect the actions required therein, including, but not limited to, necessary board resolutions or other approvals, as required.

8.             Entire Agreement. This Agreement constitutes the complete understanding between the Parties with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party.

9.             Fees and Costs. The Parties shall each bear their own fees and costs incurred in connection with this Agreement.

10.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, executors, successors and assigns.

11.         Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Delaware.

12.         Survival of Representations and Warranties. All representations and warranties made by the Sellers and the Buyer shall survive the Closing.

13.         Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in New York. The parties hereby consent to personal jurisdiction and venue in New York.

14.         Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

3

15.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as an original signed copy of this Agreement.

16.         Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

17.         Rule of Construction Relating to Ambiguities. All Parties acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

18.         Deposit and Clearance: If the assignee is unable to deposit and clear the shares of the company for any reason, the assignee may return any shares for cancellation to the transfer agent and (a) cancel the transaction and not make payments to the assignor or (b) demand the return of any payments advanced by the assignee to the assignor.

[The Remainder of this page intentionally left blank]

4

[Signature Page to Assignment of Debt Agreement]

IN WITNESS WHEREOF this agreement was signed by the parties hereto as of the day and year first above written.

ASSIGNEE:

Rockwell Capital Partners, Inc.

By:______________________

       Name: Samuel Oshana

ASSIGNOR:

Direct Capital Group Inc.

By: /s/ Jon Fullenkamp

       Name: Jon Fullenkamp

       Title: President

DEBTOR:

Grid Petroleum Corp

By: /s/ Gary Tildan

       Name: Gary Tildan

       Title: President

5

Exhibit A

Grid Petroleum Corp Note held by Direct Capital Group Inc.

6

NON-AFFILIATE LETTER

April 12, 2016

RE:	Grid Petroleum Corp. (“ Company”) and Rockwell Capital Partners, Inc. (“Assignee”)

To Whom It May Concern:

This letter is to confirm to you that Rockwell Capital Partners, Inc. is not now and has not been during the preceding 90 days, an officer, director, 4.99% or more shareholder of the Company, or in any other way an “affiliate” of the Company (as that term is defined in Rule 144(a)(l) of the Securities Act of 1933). This representation includes any conversion or exchange rights to equity in the Company, if any, that I may own or did own during the preceding 90 days, and that the exercise of same, will not cause me to become an “affiliate” of the Company.

Sincerely,

/s/ Gary Tilden

Name: Gary Tilden

President

7

NON-AFFILIATE LETTER

April 12, 2016

RE: Grid Petroleum Corp (“Company”) and Direct Capital Group Inc. (“Assignor”)

To Whom It May Concern:

This letter is to confirm to you that Direct Capital Group Inc. is not now and has not been during the preceding 90 days, an officer, director, 9.99% or more shareholder of the Company, or in any other way an “affiliate” of the Company (as that term is defined in Rule 144(a)(l) of the Securities Act of 1933). This representation includes any conversion or exchange rights to equity in the Company, if any, that I may own or did own during the preceding 90 days, and that the exercise of same, will not cause me to become an “affiliate” of the Company.

Direct Capital Group Inc.

By: /s/ Jon Fullenkamp

       Name: Jon Fullenkamp

       Title: President

8

DISBURSEMENT REQUEST

Direct Capital Group Inc. hereby request disbursement of funds in the amount and manner described below.

Please disburse to:	Direct Capital Group
Amount to disburse:	$15,000.00
Form of distribution:	Wire

**Please Insert Wire Instructions Here**

Bank Name:	First Republic Bank
Bank Address:	1110 Camino Del Mar, Del Mar CA 92014
ABA:	321081669
Account #:	80000374679
Account Holder Name:	Direct Capital Group Inc.
Account Holder Address:	1155 Camino Del Mar, Del Mar CA 92014

Direct Capital Group Inc.

By: /s/ Jon Fullenkamp

       Name: Jon Fullenkamp

       Title: President

9

DEBT ACKNOWLEDGEMENT CERTIFICATION

April 12, 2016

With respect to the October 1, 2013 note attached hereto as Exhibit A (the “Note”), the undersigned Executive Officer of Grid Petroleum Corp, familiar with the financial records of said company, hereby certifies and acknowledges under pain of perjury that the present balance owed to Direct Capital Group Inc. (Creditor), by Grid Petroleum Corp is in the amount of $384,000.00 (Note balance) plus $57,000.00 interest. The remaining balance after the April 12, 2016 assignment of $40,000.00 to Matt C. Scott will be $384,000.00 and $17,000.00 interest and that said debt has been owed for more than 12 months.

DEBTOR

Grid Petroleum Corp.

By: /s/ Gary Tilden

Name: Gary Tilden

Title: President

10

NOTICE TO DEBTOR OF ASSIGNMENT OF DEBT

April 12, 2016

To:     Grid Petroleum Corp.

Re:     Transfer of debt owned by Direct Capital Group Inc.

You are hereby notified that on the date hereof, Direct Capital Group Inc. (creditor/assignor) sold and transferred to the undersigned all rights to $15,000.00 to Rockwell Capital Partners, Inc. of the October 1, 2013 note attached hereto as Exhibit A (the “Note”). The Note currently has an outstanding balance of $330,035,000.00 and $57,000 interest. The remaining balance of debt in the Company held by Direct Capital Group Inc. after the aforementioned assignment of $15,000.00 will be $330,035.00 and $42,000.00 interest.

ASSIGNEE:

By: /s/ Jon Fullenkamp

       Name: Jon Fullenkamp

       Title: President

11

ISSUER CERTIFICATION OF CONSIDERATION

April 12, 2016

There has been no consideration received by Grid Petroleum Corp within the past 12 months in connection with the October 1, 2013 promissory note to Direct Capital Group Inc. Further, there has been no new consideration received by Grid Petroleum Corp when the portion assigned to Rockwell Capital Partners, Inc. on April 12, 2016 became convertible into Grid Petroleum Corp common stock.

Direct Capital Group Inc

By: /s/ Jon Fullenkamp

       Name: Jon Fullenkamp

       Title: President

12

Grid Petroleum Corp.

Non-Shell Certification

April 12, 2016

The undersigned, being the CEO of Grid Petroleum Corp (the “Company”), on behalf of the Company and with the aim of securing a legal opinion (“Opinion”) for the Shareholder regarding, inter alia, its status as not being a “shell company” hereby certify that the Company has had continuing operations from the original date of incorporation to the present and that it is not now and has never been a “shell company’ within the definition of the term “shell company” as promulgated by the Securities and Exchange Commission. We further understand and acknowledge that it is impossible for an independent third party to make an independent inquiry of the Company’s ongoing status as certified in this certificate. As such, we authorize Matt C. Scott and each of its owners, employees, agents and affiliates to rely exclusively on the foregoing representation for the purpose entering into this transaction. Further, on behalf of the Company and its officers and directors, we hereby agree to indemnify and hold Matt C. Scott and each of its owners, employees, agents and affiliates harmless from and against any and all claims, costs, expenses, losses or liabilities resulting from any action or threatened action arising from reliance on the herein representation.

By: /s/ Gary Tilden

       Name: Gary Tilden

       Title: CEO

13